Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Itron Domestic Subsidiaries

Itron, Inc.

Corporate Headquarters

2111 North Molter Road

Liberty Lake, WA 99019

Itron International, Inc.

2111 North Molter Road

Liberty Lake, WA 99019

Itron Engineering Services, Inc.

2111 North Molter Road

Liberty Lake, WA 99019

Itron Brazil I, LLC

2111 North Molter Road

Liberty Lake, WA 99019

Itron Brazil II, LLC

2111 North Molter Road

Liberty Lake, WA 99019

Itron Foreign Subsidiaries

Itron Limited

12 Plumtree Court

London EC4V 4HT

United Kingdom

Itron SAS

76 Avenue Pierre Brossolette

92240 Malakoff

France

Itron-Australasia Pty. Limited

Itron Australasia Pty Limited

Level 5, 33 Erskine Street

Sydney NSW 20000

Australia

Itron Australasia Technologies Pty. Limited

Level 5, 33 Erskine Street

Sydney NSW 20000

Australia

Itron Australasia Holdings Pty. Limited

Level 5, 33 Erskine Street

Sydney NSW 20000

Australia

Itron Canada, Inc.

3260 Chanoine-Chamberland

Trois-Rivieres, Quebec, G8Z 2T2

Canada

Itron Servicios, S.A. DE C.V.

Guillermo Gonzalez Camarena 1600-2E

Sante Fe, Mexico

01210, Mexico

Itron Distribucion, S.A. DE C.V.

Guillermo Gonzalez Camarena 1600-2E

Sante Fe, Mexico

01210, Mexico

Itron BV

Teleportboulevard 110

1043-EJ Amsterdam

The Netherlands

Itron B.C. Corporation

Suite 900, 1959 Upper Water Street

Halifax, Nova Scotia B3J 2X2

Itron, Inc. Taiwan

103 Wu Kong One Road, 5th Floor

Wu Ku Ind. Park

Taipei County, Taiwan, R.O.C.

Itron Middle East LLC

IBN Sina Street

P.O. Box 24526

Doha, Qatar

ELO Sistemas e Tecnologia, Ltda

Rua Domingos Cazotti

350 – Sta. Genebra

Campinas, Sao Paulo, CEP 13080-000

Brazil

Current Inactive Subsidiaries

SLCN Limited

20-22 Bedford Row

London, WC1R 4JS

United Kingdom

Itron Guam, Inc.

2111 North Molter Road

Liberty Lake, WA 99019

Itron de México, S.A. de C.V

2111 North Molter Road

Liberty Lake, WA 99019